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                                                                    EXHIBIT 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

               Telephone (650) 493-9300 Facsimile (650) 493-6811

                                 July 12, 1999

Inktomi Corporation
1900 S. Norfolk Street, Suite 310
San Mateo, California 94403

  RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on July 12, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,015,000 shares of Common Stock of Inktomi Corporation (the "Company Shares") and 1,285,000 shares of Common Stock of Inktomi Corporation to be offered by the Selling Stockholders (the "Selling Stockholder Shares") as described in the Registration Statement. The Selling Stockholder Shares and the Company Shares shall collectively be referred to as the "Shares". As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

  It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Company Shares and the registration of the Selling Stockholder Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Company Shares, when issued and sold in the manner referred to in the Registration Statement and the Selling Stockholder Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          /s/ Wilson Sonsini Goodrich & Rosati

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation